Exhibit 10.15

REALPHA TECH CORP.

2022 EQUITY INCENTIVE PLAN

ARTICLE I

GENERAL PROVISIONS

1.	PURPOSE

The reAlpha Tech Corp. 2022 Equity Incentive Plan (the “Plan”) is intended to promote the interests of reAlpha Tech Corp., a Delaware corporation (the “Company”) by: (i) facilitating the attraction and retention of key employees and service providers vital to the Company’s success; (ii) incentivizing key employees and service providers to drive value creation within the Company through the award of long-term, incentive-based compensation tied to the value of the Company; and (iii) aligning the interests of key employees and service providers with the Company’s stockholders.

2.	DEFINITIONS

Unless otherwise specified in an Award Agreement, the following terms shall have the meaning ascribed thereto:

“Affiliate” means, with respect to any person, any other person who, directly or indirectly, controls, is controlled by, or is under direct or indirect common control with, such person. For the purposes of this definition, the term: (i) “control” means the power, whether held directly or indirectly, to direct or cause the direction of the management and policies of such person, whether through ownership of voting securities, by contract or otherwise; and (ii) “person” means any individual, corporation, partnership, trust, limited liability company, association or other entity.

“Award” shall mean an award granted under this Plan, including an Option issued pursuant to the Option Grant Program, Shares acquired pursuant to the exercise of any such Option, and Shares and other stock-based awards issued under the Stock Award Program.

“Award Agreement” shall mean an Option Award Agreement, Stock Award Agreement or Other Stock-Based Award Agreement, as applicable, which may be in written or electronic format.

“Board” shall mean the Board of Directors of the Company, or such other committee or individual(s) as may be appointed or designated by the Board to administer the Plan.

“Cause” means: (i) an indictment or conviction of, or a plea of guilty or nolo contendere to, a crime (a) constituting a felony under any state or federal law, or (b) involving fraud, embezzlement or an act of moral turpitude, whether or not in connection with the performance by the Participant of his or her duties or obligations to the Company (or any Affiliate); (ii) engaging in any conduct that could injure the Company’s or an Affiliate’s business or reputation in any material respect, or that could bring the Company, an Affiliate or any of their officers, directors, members and/or stockholders into public disgrace or disrepute in any material respect; (iii) inability or failure to substantially perform the Participant’s duties or responsibilities to the Company or any Affiliate, including, but not limited to, abusing drugs or alcohol and excessive, unauthorized absences; (iv) inability to secure and maintain any bonding, licensing, certification or insurance that the Company or an Affiliate may require in connection with Participant’s employment with the Company or any Affiliate; (v) commission of any material act or omission involving dishonesty, fraud or a breach of the duty of loyalty with respect to the Company or an Affiliate; (vi) gross negligence or willful misconduct with respect to the Company or an Affiliate; (vii) substantial or repeated failure to abide by the policies or procedures adopted by the Company or any Affiliate from time to time; (viii) violation of any non-solicitation, non-competition, non-disclosure and/or non-disparagement provision contained in any agreement entered into by and between the Participant and the Company or an Affiliate, and/or (ix) “cause” as specifically defined in the contractual document that governs the relationship between the Company and service provider. All determinations with respect to whether the Participant has engaged in conduct within the meaning of the term “Cause” shall be made by the Board, in its sole discretion.

reAlpha Tech Corp.

2022 Equity Incentive Plan

“Change in Control” means the date of any of the following events:

(i) A person or more than one person acting as a group (other than (a) the Company or any Affiliate, (b) any trustee or other fiduciary holding securities under an employee benefit plan of the Company or an Affiliate, or (c) any corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of Shares), shall become the beneficial owner, whether by way of merger, acquisition, consolidation, reorganization or otherwise, of more than eighty (80%) percent of the combined voting Common Stock of the Company (which Common Stock remains outstanding); or

(ii) A person or more than one person acting as a group, acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition by such Person or group), whether by means of a of merger, acquisition, consolidation, reorganization or otherwise (whether taxable or nontaxable), assets from the Company that have a total gross fair market value of more than eighty (80%) percent of the total gross fair market value of all of the assets of the Company immediately prior to such acquisition or acquisitions.

For purposes of this definition of “Change in Control”: (i) “gross fair market value” means the value of the assets of the Company, as applicable, or the value of the assets being disposed of, in each case, determined without regard to any liabilities associated with such assets; and (ii) all references to the “Company” refer solely to ReAlpha Tech Corp (and not to any Affiliate thereof). The foregoing definition of Change in Control shall be interpreted and construed in a manner necessary to ensure that the occurrence of any such event shall result in a Change in Control only if such event qualifies as a change in the ownership of the Company within the meaning of Treas. Reg. § 1.409A-3(i)(5)(v), or a change in the ownership of a substantial portion of the assets of the Company within the meaning of Treas. Reg. § 1.409A- 3(i)(5)(vii).

Notwithstanding the foregoing or any provisions of the Plan or an Award Agreement to the contrary, a Change in Control shall not include: (i) a sale or other transfer of Common Stock or other securities by the Company undertaken primarily for the purposes of raising capital; or (ii) any and all transactions necessary to effectuate a Change in Form.

“Change in Form” shall mean a transaction or series of transactions undertaken to permit the Company to be conducted in a form different from that of a Delaware corporation taxed as a C-corporation.

“Code” shall mean the Internal Revenue Code of 1986, as amended.

“Common Stock” shall mean the common stock, par value $.001 per share, of the Company.

“Company” means reAlpha Tech Corp., a Delaware corporation, or its successor.

“Director” means any member of the Board.

“Disability” shall mean permanently and totally disabled within the meaning of Section 22(e)(3) of the Code.

reAlpha Tech Corp.

2022 Equity Incentive Plan

“Employee” shall mean an individual who is in the employ of the Company or Subsidiary, including any Subsidiary which becomes such after the adoption of this Plan; provided, however, for purposes of Incentive Stock Options, the term Employee shall be determined in accordance with Section 3401(c) of the Code and the regulations promulgated thereunder. An individual shall not cease to be an Employee in the case of: (i) any leave of absence approved by the Company, or (ii) transfers between locations of the Company or between the Company and a Subsidiary. For purposes of Incentive Stock Options, unless the Code provides otherwise, no such leave may exceed ninety (90) days, unless reemployment upon expiration of such leave is guaranteed by statute or contract. Additionally, unless the Code provides otherwise, if reemployment upon expiration of a leave of absence approved by the Company is not so guaranteed, on the 91st day of such leave any Incentive Stock Option held by the Participant shall cease to be treated as an Incentive Stock Option and shall be treated for tax purposes as a Non-Statutory Stock Option.

“Exchange Act” means the United States Securities Exchange Act of 1934, as amended. “Fair Market Value” on any relevant date shall mean:

(i) The fair market value of the Common Stock as determined by the Board in good faith using such methods or procedures as shall be established from time to time by the Board, and taking into account such factors as the Board considers reasonable as of the Valuation Date, including, but not limited to, Sections 409A and 422 of the Code and applying appropriate discounts for lack of marketability and/or minority interests.

(ii) Notwithstanding the foregoing, in the event the Participant’s Service is terminated for Cause, or the Participant has violated any nonsolicitation, noncompetition or nondisclosure provision contained in any agreement, including an Award Agreement, entered into by and between the Participant and the Company (or any Subsidiary or Affiliate thereof), the Fair Market Value of the Participant’s Common Stock (to the extent not otherwise Forfeited) shall be the lesser of the amount paid by the Participant for such Common Stock or such value as determined in accordance with the foregoing procedures.

“Forfeit,” “Forfeiture,” “Forfeited” means the loss by a Participant of any and all right, title and interest in and to an Award, or any portion thereof, including, but not limited to, the right to exercise an Option; the loss of any and all rights to any payment of cash or Shares by the Company with respect to such Award; and the termination of all other rights of the Participant related to such Award arising under this Plan, an Award Agreement, the Stockholders Agreement or otherwise.

“Incentive Stock Option” shall mean an Option that satisfies the requirements of Section 422 of the Code.

“Non-Statutory Stock Option” shall mean an Option not intended to meet the requirements of Section 422 of the Code.

“Option” shall mean an option to purchase Shares granted pursuant to this Plan in accordance with an Option Award Agreement and this Plan.

“Option Award Agreement” shall mean a written or electronic agreement, in the form approved by the Board, evidencing the terms and conditions of an Option.

“Other Stock-Based Award” means a right granted pursuant to Article III in accordance with an Other Stock-Based Award Agreement and this Plan.

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2022 Equity Incentive Plan

“Other Stock-Based Award Agreement” means a written or electronic agreement in the form approved by the Board, evidencing the terms and conditions of an Other Stock-Based Award.

“Participant” means an individual who has been granted an Award under the Plan or any person (including any estate) to whom an Award has been assigned or transferred as permitted hereunder.

“Plan” means the ReAlpha Tech Corp 2022 Equity Incentive Plan, as amended from time to time.

“Section 409A” shall mean Section 409A of the Code, the regulations and other binding guidance promulgated thereunder.

“Separation from Service,” “Separate from Service” shall mean the Participant’s death, retirement or other termination of employment or service with the Company (including all persons treated as a single employer under Section 414(b) and 414(c) of the Code) that constitutes a “separation from service” (within the meaning of Section 409A). For purposes hereof, the determination of controlled group members shall be made pursuant to the provisions of Section 414(b) and 414(c) of the Code; provided that the language “at least 50 percent” shall be used instead of “at least 80 percent” in each place it appears in Section 1563(a)(1),(2) and (3) of the Code and Treas. Reg. § 1.414(c)-2. Whether a Participant has a Separation from Service will be determined based on all of the facts and circumstances.

“Service” shall mean the provision of services to the Company or any Subsidiary by an individual in the capacity of an Employee, a non-Employee member of the Board or a consultant or independent contractor.

“Share(s)” means a share(s) of the Common Stock, as may be adjusted in accordance with the terms of the Plan.

“Stock Award” means an award of Shares granted in accordance with the provisions of Section 10, Article III of the Plan.

“Stock Award Agreement” shall mean a written or electronic agreement, in the form approved by the Board, evidencing the award of Shares.

“Stockholders Agreement” shall mean an agreement by and among the Company and its stockholders with respect to the rights and obligations of the Company and its stockholders with respect to Shares of Common Stock and/or other securities of the Company, whether in effect as of the effective date hereof or entered into subsequent thereto.

“Subsidiary” shall mean means a corporation or other entity in which the Company has a direct or indirect ownership or other equity interest, including any such corporation or other entities which become a Subsidiary after adoption of the Plan; provided, however, that for purposes of determining whether any person may be an eligible Employee for purposes of any grant of Incentive Stock Options, “Subsidiary” means any subsidiary corporation within the meaning of the Code Section 424(f) of the Code or any successor provision thereof, including any Subsidiary which become such after adoption of this Plan.

“Unvested” means the portion of an Award which has not become Vested in accordance with the terms of the Plan or the Participant’s Award Agreement.

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2022 Equity Incentive Plan

“Vest,” “Vesting,” “Vested” means the lapse, in accordance with and subject to the terms of the Plan and/or the Participant’s Award Agreement, of all or a portion of the Forfeiture restrictions applicable to all or a portion of an Award. For avoidance of doubt, no provisions of the Plan or an Award Agreement shall be construed or interpreted as a waiver, modification or reduction of any Forfeiture provisions that are intended to continue in full force and effect to the extent necessary to enforce any rights and obligations arising under the Plan and/or an Award Agreement.

“Valuation Date” means the last day of each calendar year and such other dates, if any, as may be established from time to time by the Board.

“10% Shareholder” shall mean the owner of stock (as determined under Section 424(d) of the Code) possessing ten percent (10%) or more of the total combined voting power of all classes of stock of the Company or of its Subsidiaries.

3.	ADMINISTRATION OF THE PLAN

A. Administration. This Plan shall be administered by the Board or such committee or person(s) appointed by the Board to which the Board has delegated administrative functions under this Plan. Members of any committee to which the Board has delegated any administrative functions under this Plan shall serve for such terms as the Board shall determine, subject to the Board’s right of removal at any time. All delegations of authority to any committee or persons shall be and remain revocable by the Board. In the event of any such delegation, all references to the Board in this Plan shall be deemed references to such committee or person(s) as it relates to those aspects of the Plan that have been delegated.

B. Powers of the Board. The Board shall have full authority and discretion to decide all matters relating to the administration and interpretation of this Plan, including but not limited to the authority to: (i) implement, interpret and administer this Plan; (ii) establish all such rules and regulations regarding this Plan as it deems necessary or appropriate; (iii) correct any defect, supply any omission or reconcile any inconsistency in this Plan, any Award made pursuant to this Plan, or any Award Agreement granting any such Award; and (iv) to make such determinations under this Plan as it deems necessary or advisable. Decisions of the Board shall be final, conclusive and binding on the Company, the Participant and any and all interested parties. In the event of a conflict between any Stockholders Agreement and this Plan, the Board shall have full authority and discretion to resolve the conflict, which determination shall be final, conclusive, and binding on the Company, the Participant and any and all interested parties.

C. Indemnification. The Company shall indemnify and hold harmless the members of the Board and members of any committee or other persons to which the Board has delegated any administrative functions under this Plan from and against any and all liabilities, costs and expenses incurred by such persons as a result of any act, omission to act, or determination made in good faith in connection with the performance of such person’s duties, responsibilities and obligations under this Plan.

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2022 Equity Incentive Plan

4.	ELIGIBILITY/PARTICIPATION

A. The persons eligible to receive an Award under the Plan are limited to Employees, Directors, and consultants and other independent contractors who provide bona fide services to the Company (or any Subsidiary).

B. The Board shall have the absolute discretion and authority to determine which, if any, eligible individuals will be granted Awards under the Plan and the terms and conditions of any such Award, including but not limited to the number of Shares to be covered by each Award; the consideration, if any, to be paid by an individual for such Award; the status of an Option as either an Incentive Stock Option or a Non-Statutory Stock Option; whether the Award will Vest over time or be immediately Vested; the exercise and Forfeiture provisions applicable thereto; and the maximum term for which the Award will remain outstanding. Furthermore, and in addition to the restrictions imposed by the Plan and/or the Stockholders Agreement, Common Stock issuable under this Plan may be subject to such restrictions on transfer, repurchase rights or buy-sell restrictions as may be established by the Board.

C. A consultant will not be eligible for the grant of a Stock Award if, at the time of grant, either the offer or sale of the Company’s securities to such consultant is not exempt under Rule 701 because of the nature of the services that the consultant is providing to the Company, because the Consultant is not a natural person, or because of any other provision of Rule 701, unless the Company determines that such grant need not comply with the requirements of Rule 701 and will satisfy another exemption under the Exchange Act as well as comply with the securities laws of all other relevant jurisdictions.

5.	STOCK SUBJECT TO THE PLAN

A. Aggregate Limits. The maximum number of Shares that may be issued under this Plan pursuant to Awards, including Incentive Stock Options, shall not exceed 2,500,000 Shares, subject to adjustment from time to time in accordance with the provisions of the Plan. Such Shares may be Shares of original issuance, Shares held in treasury, or Shares that have been reacquired by the Company.

B. Shares. For purposes of this Section 5, the aggregate number of Shares delivered under the Plan at any time shall equal only that number of Shares actually delivered upon exercise or settlement of an Award. If any Shares subject to an Award granted under the Plan are Forfeited or such Award is settled in cash or otherwise is cancelled or terminates without the delivery of such Shares, the Shares subject to such Award, to the extent of any such Forfeiture, settlement, cancellation or termination, shall again be available for grant under the Plan. Without limiting the foregoing, any Shares withheld by the Company and/or delivered (either by actual delivery or attestation) to the Company in satisfaction of any tax withholding obligations on a Stock Award or as consideration for the exercise or purchase price of a Stock Award will remain or again become available for issuance under the Plan.

C. Changes in Capitalization. If the Common Stock is increased, decreased, or changed into, or exchanged for a different number, class or kind of interests or securities by reason of any stock dividend, stock split, reverse stock split, recapitalization, combination of shares, exchange of shares or otherwise without consideration, then appropriate adjustments shall be made to: (i) the aggregate number and/or class of shares issuable under this Plan; and (ii) the aggregate number and/or class of shares and the exercise or purchase price per share in effect under each outstanding Award in order to prevent the dilution or enlargement of benefits thereunder. The appropriate adjustments to be made under this Section shall be determined by the Board in good faith, whose determination as to what adjustments shall be made, and the extent thereof, shall be final, conclusive and binding on all interested parties; provided, however, any such adjustment shall be authorized only to the extent that such adjustment would not detrimentally affect the status of any Award intended to qualify as an Incentive Stock Option under Section 422, or any Award intended to comply with, or qualify for an exception to, Section 409A of the Code. No adjustment or substitution provided for in this Section shall require the Company to issue or to sell a fractional share under any Award Agreement and the total adjustment or substitution with respect to each Award Agreement shall be limited accordingly.

reAlpha Tech Corp.

2022 Equity Incentive Plan

ARTICLE II

OPTION GRANT PROGRAM

1.	TERMS AND CONDITIONS OF OPTIONS GENERALLY

Options granted pursuant to this Plan shall be authorized by the Board and may, at the Board’s discretion, be either Incentive Stock Options or Non-Statutory Stock Options; provided, however, that individuals who are not Employees may only be granted Non-Statutory Stock Options. Each Option shall be evidenced by an Option Award Agreement. Each Incentive Stock Option shall comply with the provisions of Section 2 of this Article II.

A. Exercise Price. The following provisions shall govern the exercise price applicable to any Options issued to a Participant:

(i) The exercise price per share shall be determined by the Board and shall not be less than the Fair Market Value of a share of Common Stock on the grant date.

(ii) The exercise price per share shall become immediately due upon exercise of the Option and shall, subject to the agreement evidencing such grant, be payable in cash or check drawn to the Company’s order. Notwithstanding the above, at the discretion of the Board, at the time the Option is exercised or as otherwise provided in an Option Award Agreement, the exercise price may be paid by such other method or procedures acceptable to the Board, including, but not limited to through the delivery to the Company of previously owned Shares (by attestation of share ownership or as otherwise provided by the Board) having an aggregate Fair Market Value equal to the exercise price.

B. Term and Vesting of Options/Option Shares. Each Option Award Agreement shall specify the number of Shares that may be purchased pursuant thereto, the kind of Common Stock, the period during which the Option may be exercised, the Vesting and Forfeiture provisions applicable to the Option and such other conditions, if any, under which the Option has been granted. Except as otherwise provided herein or in the Participant’s Option Award Agreement, an Option shall be exercisable only to the extent the Vesting, Service or other requirements have been satisfied. Notwithstanding the foregoing, the Board may determine, in its discretion, that, upon a Change in Control, any Options granted pursuant to this Plan that have not then Vested shall automatically Vest and become immediately exercisable. An Option shall not have a term in excess of ten (10) years from the grant date. Unless otherwise set forth in an Option Award Agreement, as approved by the Board, Option Awards shall Vest ratably on an annual basis over a five (5) year period.

The Board shall have full power and authority to provide in an Option Award Agreement that the Participant may exercise an Option prior to the Option otherwise becoming Vested (hereinafter “Early Exercise”) under the applicable Vesting schedule. In the event a Participant engages in an Early Exercise, any Shares issued to a Participant pursuant to such Early Exercise shall be subject to Vesting in accordance with the original Vesting schedule provided in the Option Award Agreement. Upon the Participant’s Separation from Service for any reason, any Shares that have not Vested in accordance with the Vesting schedule shall be Forfeited. Notwithstanding the foregoing, the Board may determine, in its sole and absolute discretion, that upon a Change in Control, any Shares issued to a Participant pursuant to an Early Exercise which have not then Vested shall automatically Vest and any repurchase right in favor of the Company tied to such Vesting shall lapse.

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2022 Equity Incentive Plan

C. Method of Exercise. Options may be exercised only by: (i) delivery to the Company of a written Exercise Agreement (the “Exercise Agreement”) in a form approved by the Board (which need not be the same for each Participant); and (ii) payment in full of the exercise price for the number of Shares being purchased, which payment shall be made in accordance with Section 1.A(ii) of this Article II. The Exercise Agreement shall specify the number of Shares being purchased and be signed by the Participant, the restrictions imposed on the Shares purchased and such representations, agreements, terms or conditions as may be required or desirable by the Board.

D. No Assignment. Options shall be exercisable only by the Participant and shall not be assignable or transferable by the Participant otherwise than by will or by the laws of descent and distribution following the Participant’s death.

E. Termination of Service.

(i) Unvested Options. Unless otherwise provided in the Participant’s Option Award Agreement, any Options which have not Vested in accordance with the terms of the applicable Option Award Agreement shall be Forfeited by the Participant if the Participant Separates from Service for any reason, including but not limited to death, Disability, voluntary termination or involuntary termination with or without Cause.

(ii) Vested Options. Unless otherwise provided in the Participant’s Option Award Agreement, the following provisions shall govern Vested Options held by the Participant at the time of Separation from Service:

(a) Should the Participant Separate from Service for any reason other than death, Disability or termination for Cause, then the period during which each outstanding Vested Option held by such Participant is to remain exercisable shall be limited to the three (3) month period following the date of such Separation from Service.

(b) Should the Participant Separate from Service by reason of death or Disability, then the period during which each such Vested Option is to remain exercisable shall be limited to the twelve (12) month period following the date of the Participant’s Separation from Service. During the limited exercise period following the Participant’s death, the Vested Option may be exercised by the personal representative of the Participant’s estate or by the person or persons to whom the Option is transferred pursuant to the Participant’s will or in accordance with the laws of descent and distribution.

(c) In the event a Participant Separates from Service on account of termination for Cause, the Participant shall immediately Forfeit any and all Options issued to the Participant under this Plan, and such Participant shall not be entitled to exercise any such Options.

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2022 Equity Incentive Plan

(d) Notwithstanding the foregoing provisions of this Article II, Section 1.E, the Board shall have full power and authority to extend (either at the time the Option is granted or at any time while the Option remains outstanding) the period of time for which the Option is to remain exercisable following the Participant’s Separation from Service, for any reason, to such greater period of time as the Board may deem appropriate under the circumstances; provided, however, that no Option shall be exercisable after the original expiration date of the Option term.

(e) Each such Option shall, during the applicable limited exercise period, be exercisable only with respect to the Shares for which the Option was exercisable on the date of the Participant’s Separation from Service. Unless otherwise provided in the Option Award Agreement, if, on the date of the Participant’s Separation from Service, the Participant is not Vested as to her or his entire Option, the Shares covered by the Unvested portion of the Option shall revert to this Plan.

F. Stockholder Rights. A Participant shall not have rights as a stockholder with respect to any Shares subject to an Option until such Participant shall have exercised the Option with respect to such Shares, paid the exercise price (and applicable tax withholding obligations) and otherwise satisfied the requirements of the Plan, the Award Agreement and or Exercise Agreement, including the execution of any Stockholders Agreement required by the Company.

2.	INCENTIVE STOCK OPTIONS

Incentive Stock Options may be granted only to employees of the Company or “subsidiary corporation” thereof (as such term is defined in Section 424(f) of the Code). All provisions of this Plan shall be applicable to Incentive Stock Options granted hereunder and, in addition, the terms and conditions specified in this Section 2 of Article II shall be applicable to Incentive Stock Options granted under this Plan and, to the extent any such terms and conditions conflict with the other provisions of this Plan, the terms and conditions set forth in this Section 2 of Article II shall govern. Options that are specifically designated as Non-Statutory Stock Options when issued under this Plan shall not be subject to the terms and conditions set forth in this Section 2 of Article II.

A. Option Price.

(i) The exercise price per share of the Common Stock subject to an Incentive Stock Option shall in no event be less than the Fair Market Value of a share of Common Stock on the grant date.

(ii) If the individual to whom the Option is granted is a 10% Shareholder, then the exercise price per share shall not be less than one hundred ten percent (110%) of the Fair Market Value of a share of Common Stock on the grant date.

B. Dollar Limitation. The aggregate Fair Market Value (determined as of the date or dates of grant) of Common Stock to which Incentive Stock Options first become exercisable during any one calendar year under any Option plan of the Company (or any Subsidiary) shall not exceed One Hundred Thousand Dollars ($100,000). To the extent the Employee holds Options that become exercisable in the same calendar year, the foregoing limitation shall be applied on the basis of the order in which such Options are granted (i.e., earlier issued Options will be treated as Incentive Stock Options to the extent of the applicable limit). Any Options in excess of such limitation shall automatically be treated as Non-Statutory Stock Options.

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2022 Equity Incentive Plan

C. Term of Option. An Option shall not have a term in excess of ten (10) years from the grant date; provided, however, that an Option granted to a 10% Shareholder shall not have a term in excess of five (5) years from the grant date.

D. Limitations on Incentive Stock Options. It is intended that the terms of any Incentive Stock Option shall comply in all respects with the provisions of Section 422 of the Code. Notwithstanding, the Company does not warrant or otherwise guarantee that any such Option will be treated as an Incentive Stock Option for purposes of Section 422 of the Code.

3.	CANCELLATION AND NEW GRANT OF OPTIONS

The Board shall have the authority to effect, at any time and from time to time, with the consent of the affected Participants, the cancellation of any or all outstanding Options under this Plan and the grant in substitution therefore new Options under this Plan covering the same or a different number of Shares of such Common Stock but having an exercise price per share established at the time of such cancellation and re-grant in accordance with the provisions of this Plan; provided, however, that any such exchange must be approved in advance by the Board if it is determined that such exchange will result in a charge to the Company’s earnings in accordance with generally accepted accounting principles in the United States.

ARTICLE III

STOCK AWARD PROGRAM

1.	STOCK AWARDS

Shares shall be issuable under the Stock Award Program through direct and immediate issuances without any intervening Option grants. Each such stock issuance shall be evidenced by a Stock Award Agreement that complies with the terms and conditions of this Article III, and which states the number of Shares being awarded, the restrictions imposed on the Shares awarded under such Stock Award Agreement and such other representations, agreements, terms or conditions as may be required or desirable by the Board, including the execution of any Stockholders Agreement required by the Company.

2.	ISSUE PRICE

At the discretion of the Board, Shares may be issued in exchange for a cash payment at a purchase price determined by the Board, for services previously rendered to the Company (or any Subsidiary), for future services to be rendered to the Company, for such other consideration as may be acceptable to the Board, or in the form of a stock bonus.

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2022 Equity Incentive Plan

3.	NUMBER AND VESTING OF SHARES

Shares issued to a Participant under the Stock Award Program shall be for such number of Shares as shall be determined by the Board and set forth in the Stock Award Agreement. Shares issued to a Participant pursuant to this Plan shall be subject to such Vesting and Forfeiture provisions as provided in this Plan and the Stock Award Agreement. Unless otherwise set forth in a Stock Award Agreement, Stock Awards shall Vest ratably on an annual basis over a five (5) year period.

4.	TERMINATION OF SERVICE

Unless otherwise provided in the Participant’s Stock Award Agreement, upon the Participant’s Separation from Service for any reason, including but not limited to death, Disability, voluntary termination or involuntary termination with or without Cause, all Unvested Shares shall be Forfeited. Notwithstanding the foregoing, the Board may determine, in its sole and absolute discretion, that upon a Change in Control, any Shares issued to a Participant pursuant to the Stock Award Program that have not then Vested shall automatically Vest.

5.	OTHER STOCK-BASED AWARDS

The Board, in its sole and absolute discretion, is authorized to grant to a Participant such Other Stock-Based Awards (including, without limitation, stock appreciation rights and rights to dividends and dividend equivalents) that are denominated or payable in, valued in whole or in part by reference to, or otherwise based on or related to, Common Stock (including, without limitation, securities convertible into Shares) as are deemed by the Board to be consistent with the purposes of the Plan. Subject to the terms of the Plan, the Board shall determine the terms and conditions of such Other Stock-Based Awards and set forth such terms and conditions in an Award Agreement. Common Stock delivered pursuant to a purchase right granted under this Article III, Section 5 shall be purchased for such consideration, which may be paid by such method or methods and in such form or forms, including, without limitation, cash, Common Stock, other securities, other Awards, or other property, or any combination thereof, as the Board shall determine, the value of which consideration, as established by the Board, shall, except in the case of substitute awards, not be less than the Fair Market Value of such Common Stock or other securities as of the date such purchase right is granted.

ARTICLE IV

MISCELLANEOUS

1.	FORFEITURE RESTRICTIONS

Any new, additional or different shares of stock or other property (including money paid other than as a regular cash dividend) which the holder of Unvested Common Stock or other Award may have the right to receive by reason of a stock dividend, stock split, reclassification or other change affecting the outstanding Common Stock without the Company’s receipt of consideration shall be issued subject to: (i) the same Vesting, Forfeiture and other limitations applicable to the Unvested Common Stock or other Award with respect to which it was paid or arose; and (ii) such escrow or custody arrangements as the Board shall deem appropriate.

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2022 Equity Incentive Plan

2.	LOCK-UP AGREEMENTS

The Board may require each person to whom any Shares are issued under this Plan to enter into an agreement which restricts or prohibits the sale of any stock of the Company by such person for a reasonable period of time following a public offering of any stock by the Company.

3.	RIGHT OF REPURCHASE

A. In addition to any rights contained in the Stockholders Agreement, which rights shall not be superseded by the terms of this Plan, if a Participant Separates from Service for any reason, the Company shall have the continuing right, beginning as of the date of the Participant’s Separation from Service, to purchase from the Participant (or any transferee of a Participant) all or any portion of the Shares acquired and/or issued under the Plan at a price equal to the Fair Market Value, determined as of the most recent preceding Valuation Date, of such Common Stock (the “Right to Repurchase”).

B. The Fair Market Value of the Common Stock to be purchased pursuant to this Article III, Section 3 shall be fixed as of the date the Participant is notified by the Company of its intent to purchase the Participant’s Common Stock and shall not increase or decrease thereafter. The closing for the purchase of a Participant’s Common Stock shall occur within one hundred twenty (120) days of the date the Participant is notified by the Company of its intent to purchase the Participant’s Common Stock. Up to one hundred percent (100%) of the aggregate purchase price for the Common Stock to be repurchased pursuant to this Article III, Section 3 may, at the discretion of the Board, be paid by deferred payment. Any such deferred payment to be made pursuant to this Article III, Section 3.B shall be evidenced by a promissory note executed, dated and delivered as of the date of closing. Such note shall be due and payable in four (4) equal annual installments of principal, together with accrued interest, beginning on the first anniversary of the closing date, and continuing on the first anniversary day of the closing date and each succeeding anniversary until fully paid. Any promissory note delivered under this Article III, Section 3.B shall bear interest accruing from the date of the closing at the lowest rate permitted to be charged for indebtedness of this nature under Section 483 and Section 1274 of the Code (whichever Section shall be applicable) and as announced from time to time by the Internal Revenue Service so as to avoid an “imputation” of interest (as that term is used in Section 483 of the Code) and the presence of “original issue discount” (as that term is used in Section 1274 and the related provisions of the Code). Such note shall provide that the obligor shall have the right, at any time and from time to time, to make prepayments of the principal thereon either in whole, or in part, together with all interest accrued to the date of each prepayment, without prepayment penalty or premium of any kind.

4.	SECURITIES LAWS; LEGENDS; DEPOSIT

A. No Shares or other assets shall be issued or delivered under this Plan unless and until the Company shall have determined that there has been full and adequate compliance with all applicable requirements of the federal and state securities laws and all other applicable legal and regulatory requirements, including any dollar or volume limitations imposed by available exemptions from registration under such applicable securities laws.

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2022 Equity Incentive Plan

B. Certificates representing Shares underlying an Award shall bear such legends as determined by the Company. A Participant shall, at the request of the Company, promptly present to the Company any and all certificates representing Shares acquired pursuant to an Award in the possession of the Participant in order to effectuate the provisions of this Article IV, Section 4. Unless otherwise specified by the Company, legends placed on such certificates may include, but shall not be limited to, the following:

THE SECURITIES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD, TRANSFERRED, ASSIGNED OR HYPOTHECATED UNLESS THERE IS AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT COVERING SUCH SECURITIES, THE SALE IS MADE IN ACCORDANCE WITH RULE 144, OR THE CORPORATION RECEIVES AN OPINION OF COUNSEL FOR THE HOLDER OF THESE SECURITIES, REASONABLY SATISFACTORY TO THE CORPORATION, STATING THAT SUCH SALE, TRANSFER, ASSIGNMENT OR HYPOTHECATION IS EXEMPT FROM THE REGISTRATION AND PROSPECTUS DELIVERY REQUIREMENTS OF SUCH ACT.

THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO A RIGHT OF FIRST REFUSAL AND/OR RIGHT TO REPURCHASE IN FAVOR OF THE ISSUER OR ITS ASSIGNEE SET FORTH IN AN AGREEMENT BETWEEN THE ISSUER AND THE REGISTERED HOLDER, OR SUCH HOLDER’S PREDECESSOR IN INTEREST, A COPY OF WHICH IS ON FILE AT THE PRINCIPAL OFFICE OF THE ISSUER.

C. To enforce any restrictions applicable to any Shares issued under this Plan which have not yet Vested, the Board may require the Participant to deposit all certificates representing such Shares, together with stock powers or other instruments of transfer approved by the Board, appropriately endorsed in blank, with the Company or an agent designated by the Company to hold until such restrictions have lapsed or terminated, and the Board may cause a legend or legends referencing such restrictions to be placed on the certificates.

5.	STOCKHOLDER RIGHTS

Subject to the terms of any Award Agreement and the rights of the Company set forth herein or in any other agreement entered into between the Company and a holder of Shares under this Plan, each person to whom Shares have been issued under this Plan shall have all the rights of a stockholder with respect to those Shares, including the right to receive, to the extent such Shares are Vested or an election with respect to such Shares is made under Section 83(b) of the Code, any cash dividends or other distributions paid or made with respect to such Shares.

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2022 Equity Incentive Plan

6.	CHANGE OF CONTROL TRANSACTIONS

A. Except as otherwise provided in an Award Agreement, in the event of a Change in Control: (i) any or all outstanding Awards may be assumed by the resulting or surviving corporation or other acquiring entity (the “Acquiring Entity”); or (ii) the Acquiring Entity may substitute substantially similar options or shares for the Awards, and such assumption or substitution will be binding on all Participants, subject to the remaining provisions of this Article III, Section 6.

B. The Board shall have the sole discretion to address the treatment of a Participant’s Unvested Awards in connection with a Change in Control in the Participant’s Award Agreement.

C. Notwithstanding anything contained in this Plan to the contrary, the Board, in its sole discretion, may determine that, upon the occurrence of a Change in Control, all or a portion of the outstanding Awards shall terminate within a specified number of days after notice to the holders, and each such holder shall receive with respect to such Awards: (i) with respect to each share of Common Stock subject to an Option (whether Vested or Unvested), an amount equal to the excess, if any, of the Fair Market Value of such Shares immediately prior to the occurrence of such Change in Control (such value to reflect any premium to be paid by the Acquiring Entity in connection with such Change in Control) over the exercise price per share of the Option; and (ii) with respect to any Shares issued pursuant to the Stock Award Program or otherwise (whether Vested or Unvested), an amount equal to the Fair Market Value of such Shares immediately prior to the occurrence of such Change in Control (such value to reflect any premium to be paid by the Acquiring Entity in connection with such Change in Control). Such amount shall be payable in cash, in one or more kinds of property (including the property, if any, payable in the Change in Control) or in a combination thereof, as the Board in its sole discretion, shall determine.

D. Any Options that are not (i) assumed or replaced with a comparable option or right to purchase shares of the capital stock, or equivalent equity instrument, of the Acquiring Entity or parent thereof, (ii) exercised or (iii) cashed out prior to or concurrent with a Change in Control (including, without limitation, any Options that are not exercisable as of the effective date of the Change in Control) will terminate effective upon the Change in Control or at such other time as the Board deems appropriate, unless otherwise expressly provided in any applicable Option Award Agreement.

7.	RECOUPMENT

Notwithstanding any provision of this Plan or an Award Agreement to the contrary, in the event the Board determines in good faith that the amount of an Award, payment or benefit provided under the Plan to a Participant (or, as applicable, the Participant’s beneficiary) was overstated for any reason, including, but not limited to, on account of an administrative error, the use of inaccurate financial data or otherwise (collectively an “Error”), the Company shall have the right to recoup from the Participant (or, as applicable, the Participant’s beneficiary) the amount of such payment in excess of what Participant should have received absent such Error (the “Overpayment”). The Board, in its discretion, shall determine whether the Company shall effect the recovery of any such Overpayment from the Participant by: (i) seeking repayment directly; (ii) offsetting the amount of any compensation payable to the Participant from the Company or any Affiliate, including, but not limited to, reducing any discretionary bonus; (iii) offsetting the amount of any benefit payable to the Participant under any other compensatory plan, program or arrangement maintained by the Company or any of its Affiliates (subject to applicable law and the terms and conditions of the applicable plan, program or arrangement); or (iv) by any combination of the foregoing. In the event the Company seeks repayment of all or a portion of the Overpayment directly from the Participant, the gross amount of such Overpayment must be repaid to the Company within thirty (30) days of the date written notice of such repayment obligation is provided to the Participant. By participating in the Plan, each Participant acknowledges and agrees that the failure to timely repay the Overpayment upon written notice from the Company shall constitute an independent and material breach of the terms and conditions of the Plan, and that the Company reserves the right to seek any and all other remedies that may be available to the Company, including without limitation, the recovery from the Participant of all expenses, including reasonable attorneys’ fees, incurred by the Company to recover the Overpayment. For avoidance of doubt, the Board’s determinations with respect to whether the Company shall seek to recoup an Overpayment need not be uniform among all Participants, or classes or categories of Participants, and may be applied to such Participants, or classes or categories of Participants, as the Board, in its sole and absolute discretion, considers necessary, appropriate or desirable.

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2022 Equity Incentive Plan

8.	TAX WITHHOLDING

A. Whenever an Award Vests or otherwise become subject to tax, the Company shall have the right to require the Participant or issuee to remit to the Company an amount sufficient to satisfy all federal, state, local and/or foreign tax withholding requirements prior to the delivery of any certificate for Shares, and the Company shall have the right to withhold from any Shares or other wages payable to a Participant an amount sufficient to satisfy all federal, state, local and/or foreign withholding tax requirements. If a Participant makes a disposition of Common Stock acquired upon the exercise of an Incentive Stock Option within either two (2) years after the Option was granted or one (1) year after its exercise by the Participant, the Participant shall promptly notify the Company and the Company shall have the right to require the Participant to remit to the Company an amount sufficient to satisfy all federal, state and local tax withholding requirements, if any.

B. A Participant who is obligated to pay the Company an amount required to be withheld under applicable tax withholding requirements may pay such amount, at the discretion of the Board: (i) in cash; (ii) through the delivery to the Company of previously-owned Shares having an aggregate Fair Market Value equal to the applicable statutory withholding tax obligation; (iii) at the discretion of the Board, through an election to have the Company withhold Shares otherwise issuable to the Participant having a Fair Market Value equal to the applicable statutory withholding tax obligation; or (iv) at the discretion of the Board, through a combination of the procedures set forth in subsections (i), (ii) and (iii) of this Article IV, Section 8.B. Notwithstanding the foregoing or any provisions of the Plan to the contrary, any broker-assisted cashless exercise shall comply with the requirements for equity classification under Accounting Standard Codification 718, Share-based compensation (“ASC 718”), and any withholding satisfied through a net-settlement shall be limited to the maximum statutory withholding requirements.

9.	AMENDMENT OF THE PLAN AND AWARDS

The Board may modify, amend or terminate this Plan at any time; provided, however, that no such modification, amendment or termination of this Plan shall materially adversely affect the rights of a Participant under an Award previously made to such Participant without the consent of such Participant. In addition, the Board shall not, without the approval of the Company’s stockholders, amend this Plan: (i) to increase the number of Shares with respect to which Incentive Stock Options may be granted under this Plan (except for adjustments required under Article I, Section 5.C); (ii) to make any changes in the class of employees eligible to receive Incentive Stock Options under this Plan; or (iii) if stockholder approval of the amendment is required by applicable law. Notwithstanding the foregoing or any provision of the Plan to the contrary, the Board may at any time (without the consent of any Participant) modify, amend or terminate any or all of the provisions of this Plan or an Award Agreement to the extent necessary to conform the provisions of the Plan or an Award Agreement with any applicable law, regardless of whether such modification, amendment or termination of the Plan or an Award Agreement shall adversely affect the rights of a Participant. The termination of this Plan shall not impair the power and authority of the Board or the Board with respect to an Award.

10.	NO EMPLOYMENT OR SERVICE RIGHTS

Nothing contained in this Plan or an Award Agreement shall confer upon any Participant any right with respect to continued Service nor shall this Plan interfere in any way with the right of the Company (or of any Subsidiary or Affiliate) to at any time reassign the Participant to a different job, change the compensation of the Participant or terminate the Participant’s Service for any reason.

11.	SECTION 409A

Notwithstanding any provision of the Plan or an Award Agreement to the contrary, if any Award or benefit provided under this Plan is subject to the provisions of Section 409A, the provisions of the Plan and any applicable Award Agreement shall be administered, interpreted and construed in a manner necessary in order to comply with Section 409A or an exception thereto (or disregarded to the extent such provision cannot be so administered, interpreted or construed). The following provisions shall apply, as applicable:

A. For purposes of Section 409A, and to the extent applicable to any Award or benefit under the Plan, it is intended that distribution events qualify as permissible distribution events for purposes of Section 409A and shall be interpreted and construed accordingly. With respect to payments subject to Section 409A, the Company reserves the right to accelerate and/or defer any payment to the extent permitted and consistent with Section 409A.

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2022 Equity Incentive Plan

B. The grant of Non-Statutory Stock Options and other stock rights subject to Section 409A shall be granted under terms and conditions consistent with Treas. Reg. § 1.409A-1(b)(5) such that any such Award does not constitute a deferral of compensation under Section 409A. Accordingly, any such Award may be granted to eligible persons of the Company and its subsidiaries and affiliates in which the Company has a controlling interest. In determining whether the Company has a controlling interest, the rules of Treas. Reg. § 1.414(c)-2(b)(2)(i) shall apply; provided, however, that the language “at least 50 percent” shall be used instead of “at least 80 percent” in each place it appears; provided, further, where legitimate business reasons exist (within the meaning of Treas. Reg. § 1.409A-1(b)(5)(iii)(E)(i)), the language “at least 20 percent” shall be used instead of “at least 80 percent” in each place it appears. The rules of Treas. Reg. §§ 1.414(c)-3 and 1.414(c)-4 shall apply for purposes of determining ownership interests.

C. In no event shall the Board (or any member thereof), or the Company (or its employees, officers, directors, stockholders or Affiliates) have any liability to any Participant (or any other person) due to the failure of the Plan or an Award to satisfy the requirements of Section 409A or any other applicable law. Each Participant recognizes and acknowledges that Section 409A may impose upon the Participant certain taxes or interest charges for which the Participant shall remain solely responsible.

12.	REGULATORY APPROVALS

The implementation of this Plan, the granting of any Options under the Option Grant Program, the issuance of any Shares under the Stock Award Program, and the issuance of Common Stock upon the exercise of the Option grants made hereunder shall be subject to the Company’s procurement of all approvals and permits required by regulatory authorities having jurisdiction over this Plan, the Options granted under it, and the Common Stock issued pursuant to it.

13.	NONEXCLUSIVITY OF PLAN

Neither the adoption of this Plan by the Board, the submission of this Plan to the stockholders of the Company for approval, nor any provision of this Plan will be construed as creating any limitations on the power of the Board to adopt such additional compensation arrangements as it may deem desirable, including, without limitation, the granting of stock options and bonuses otherwise than under this Plan, and such arrangements may be either generally applicable or applicable only in specific cases.

14.	EFFECTIVE DATE AND TERM OF PLAN

A. This Plan is effective upon its approval by the Board. Options to purchase Shares may be granted under the Option Grant Program and Shares may be issued under the Stock Award Program from and after the effective date.

B. Unless sooner terminated, no Incentive Stock Option may be granted under this Plan on or after the tenth (10th) anniversary of the effective date of the Plan. The termination of this Plan shall have no effect on any outstanding options under or Shares issued and outstanding under this Plan, and such securities shall thereafter continue to have full force and effect in accordance with and subject to the provisions of this Plan and the Award Agreements evidencing such options and issuances.

15.	UNFUNDED PLAN.

The Plan shall be unfunded. Although bookkeeping accounts may be established with respect to Participants who are granted Awards under this Plan, any such accounts will be used merely as a bookkeeping convenience. The Company shall not be required to segregate any assets which may at any time be represented by Awards, nor shall this Plan be construed as providing for such segregation, nor shall the Company or the Board be deemed to be a trustee of stock or cash to be awarded under the Plan. Any liability of the Company to any Participant with respect to an Award shall be based solely upon any contractual obligations which may be created by the Plan; no such obligation of the Company shall be deemed to be secured by any pledge or other encumbrance on any property of the Company. Neither the Company nor the Board shall be required to give any security or bond for the performance of any obligation which may be created by this Plan.

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16.	FOREIGN JURISDICTIONS.

In order to facilitate participation in the Plan by employees who are employed in foreign jurisdictions, the Board may approve such addenda, subplans and/or supplemental terms and conditions as the Board shall deem necessary or desirable to accommodate differences in the substantive laws and customs of a foreign jurisdiction. Without limiting the generality of the foregoing, and without amending the Plan, the Board may grant, settle or administer Awards on terms and conditions different from those specified in the Plan as may in the judgment of the Board be necessary or desirable to foster and promote achievement of the purposes of the Plan given the limitations of applicable law, and the Board may make such modifications, amendments, procedures and the like as may be necessary or advisable to comply with the provisions of the laws of the various jurisdictions in which the Company or its affiliates operate or have employees. The Board also may impose conditions on the exercise or Vesting of Awards in order to minimize the Company’s or an affiliate’s obligation with respect to tax equalization for employees on assignments outside their home countries. Notwithstanding the discretion of the Board under this section, the Participant remains solely liable for any applicable personal taxes.

17.	DATA PRIVACY.

As a condition for receiving any Award, each Participant explicitly and unambiguously consents to the collection, use and transfer, in electronic or other form, of personal data as described in this section by and among the Company and its Subsidiaries and affiliates exclusively for implementing, administering and managing the Participant’s participation in the Plan. The Company and its Subsidiaries and affiliates may hold certain personal information about a Participant, including the Participant’s name, address and telephone number; birthdate; social security, insurance number or other identification number; salary; nationality; job title(s); any Shares held in the Company or its Subsidiaries and affiliates; and Award details, to implement, manage and administer the Plan and Awards (the “Data”). The Company and its Subsidiaries and affiliates may transfer the Data amongst themselves as necessary to implement, administer and manage a Participant’s participation in the Plan, and the Company and its Subsidiaries and affiliates may transfer the Data to third parties assisting the Company with Plan implementation, administration and management. These recipients may be located in the Participant’s country, or elsewhere, and the Participant’s country may have different data privacy laws and protections than the recipients’ country. By accepting an Award, each Participant authorizes such recipients to receive, possess, use, retain and transfer the Data, in electronic or other form, to implement, administer and manage the Participant’s participation in the Plan, including any required Data transfer to a broker or other third party with whom the Company or the Participant may elect to deposit any Shares. The Data related to a Participant will be held only as long as necessary to implement, administer, and manage the Participant’s participation in the Plan. A Participant may, at any time, view the Data that the Company holds regarding such Participant, request additional information about the storage and processing of the Data regarding such Participant, recommend any necessary corrections to the Data regarding the Participant or refuse or withdraw the consents in this Section 16 in writing, without cost, by contacting the local human resources representative. The Company may cancel Participant’s ability to participate in the Plan and, in the Administrator’s discretion, the Participant may forfeit any outstanding Awards if the Participant refuses or withdraws the consents in this Section 16. For more information on the consequences of refusing or withdrawing consent, Participants may contact their local human resources representative.

18.	CALIFORNIA APPENDIX PROVISIONS.

To the extent required by applicable law, Participants who are residents of the State of California shall be subject to the Additional terms and conditions set forth in Appendix A to the Plan until such time as the Shares subject to awards granted to such Participants become a “listed” security under the Exchange Act.

19.	GOVERNING LAW; VENUE

This Plan shall be construed in accordance with and governed exclusively by the laws of the State of Delaware, without giving effect to any conflicts or choice of law provisions that would cause the application of the domestic substantive laws of any other jurisdiction. Jurisdiction and venue in any proceeding relating to the Plan or any Award granted or issued hereunder is specifically limited to any court geographically located in the State of Delaware.

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2022 Equity Incentive Plan

APPENDIX A

REALPHA TECH CORP

2022 EQUITY INCENTIVE PLAN

(For California Residents Only)

This Appendix to the reAlpha Tech Corp. 2022 Equity Incentive Plan (the “Plan”) shall have application only to Participants who are residents of the State of California. Capitalized terms not otherwise defined in this Appendix A shall have the same meanings ascribed thereto in the Plan. Notwithstanding any other provision of the Plan to the contrary and to the extent required by applicable law, the following terms and conditions shall apply to all awards granted to residents of the State of California under the Plan, until such time as the Shares subject to such awards become a “listed security” under the Exchange Act:

1. Options shall have a term of not more than ten years from the date of grant.

2. Awards shall be nontransferable other than by will or the laws of descent and distribution. Notwithstanding the foregoing, and to the extent permitted by the Plan and the Shareholders Agreement, if any, the Board, in its discretion, may permit transfer of an award to a revocable trust or as otherwise permitted by Rule 701 of the Exchange Act.

3. Unless a Participant Separates from Service on account of a termination for Cause, the right to exercise an Option in the event of a Separation from Service, to the extent that the Participant is otherwise entitled to exercise an Option on the date of such Separation from Service, shall be:

(a) Six (6) months from the date of the Participant’s Separation from Service if termination was caused by death or Disability;

(b) Thirty (30) days from the date of the Participant’s Separation from Service if termination was caused by other than death or Disability;

(c) But in no event later than the expiration date of the term of the Option.

In the event a Participant’s Separates from Service on account of termination for Cause, the provisions of Article II, Section 1.E. shall apply.

4. No Award may be granted to a resident of California more than ten years after the earlier of (a) the date the Company adopts the Plan, or (b) the date the stockholders of the Company approve the Plan.

5. Stockholders of the Company must approve the Plan by the later of: (a) within 12 months before or after the Plan is adopted by the Company; or (b)(i) with respect to Options, prior to or within 12 months of the grant of an Option under the Plan to a resident of the State of California, and (ii) with respect to Awards other than Options, prior to the issuance of such Award to a resident of the State of California. Any Option exercised by a California resident or Shares issued under an award to a California resident shall be rescinded if stockholder approval is not obtained in the foregoing manner. Shares subject to such Awards shall not be counted in determining whether such approval is obtained.

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2022 Equity Incentive Plan